MGP INGREDIENTS REPORTS STRONG SECOND QUARTER 2022 RESULTS
Consolidated sales increased 11% from prior year period
Operating income increased 28%

ATCHISON, Kan., August 4, 2022 - MGP Ingredients, Inc. (Nasdaq:MGPI), a leading provider of distilled spirits, branded spirits, and food ingredient solutions, today reported results for the second quarter ended June 30, 2022.

2022 second quarter consolidated results compared to 2021 second quarter

•Sales increased 11% to $195.0 million, as a result of sales growth in the Distilling Solutions and Ingredient Solutions segments.
•Gross profit increased 4% to $59.2 million, representing 30.4% of sales. Adjusted gross profit decreased slightly from $59.4 million.
•Operating income increased 28% to $35.3 million. Adjusted operating income decreased 4% from $36.9 million.
•Net income increased 26% to $25.4 million. Adjusted net income decreased 10% from $28.1 million.
•Adjusted EBITDA decreased 5% to $40.1 million.
•Basic and diluted earnings per common share ("EPS") increased to $1.15 per share from $0.91 per share. Adjusted basic and diluted EPS decreased to $1.15 per share from $1.27 per share.

“We are pleased with our team’s performance during the second quarter as we continue to execute against our long-term strategic plan,” said David Colo, president and CEO of MGP Ingredients. “Continued strength in the demand for new distillate and aged whiskey resulted in brown goods sales growth of 29% versus the prior year period, driving an overall increase in sales of 19% for premium beverage alcohol. As expected, industrial alcohol and white goods gross profits were negatively impacted by increased commodity costs and additional supply that has entered the market. Consumer demand for our Branded Spirits premium plus offerings, which include premium, super premium and ultra premium brands, remains strong. We also increased our advertising and promotion investment in these brands to support anticipated incremental growth. Our enthusiasm for our Ingredient Solutions segment remains strong, which again delivered record results during the second quarter as we made further progress to optimize segment product mix and align with consumer demand trends. We are confident the marketing platform and go-to-market strategy we have in place will drive further growth in the segment.”

Distilling Solutions
In the second quarter 2022, sales for the Distilling Solutions segment increased 19% to $107.1 million, reflecting a 19% increase in sales of premium beverage alcohol. Gross profit decreased to $29.8 million or 27.8% of segment sales, compared to $32.0 million, or 35.4% of segment sales in the second quarter 2021.

Branded Spirits
For the second quarter 2022, sales for the Branded Spirits segment declined 3% to $58.6 million. Gross profit increased to $21.0 million, or 35.8% of segment sales compared to $18.4 million, or 30.5% of segment sales in the second quarter 2021. Excluding the impact of purchase accounting related to the Luxco acquisition, gross margin was 34.7% for the second quarter 2021.

Ingredient Solutions
In the second quarter 2022, sales in the Ingredient Solutions segment increased 21% to a record $29.3 million. Gross profit increased to $8.5 million, or 29.0% of segment sales, compared to $6.4 million, or 26.5% of segment sales in the second quarter 2021.

Other
Advertising and promotion expenses for the second quarter 2022 increased $2.7 million to $6.1 million as compared to the second quarter 2021, primarily driven by incremental investment in the ultra premium, super premium and premium price tier spirit brands.

Corporate selling, general and administrative ("SG&A") expenses for the second quarter 2022 decreased $7.9 million to $17.9 million as compared to the second quarter 2021, primarily due to the one-time acquisition costs in 2021 related to the Luxco acquisition that did not recur in 2022.

The corporate effective tax rate for the second quarter 2022 was 22.4%, compared with 24.2% from the year ago period.

“As we look ahead to the second half of the year, we are confident in our ability to build on the accomplishments we have made towards our long-term strategic objectives,” said Colo. “The expansionary projects we announced earlier this year remain on track and we believe will enable us to meet evolving consumer trends and demand. Our approach to capital allocation remains unchanged, and we will continue to prioritize organic and acquisitive growth. Our excellent performance during the first half of the year has enabled us to revise our full-year guidance upward.”

2022 Outlook
MGP is revising upward its previous consolidated guidance for fiscal 2022:
•Sales are projected to be in the range of $745 million to $765 million.
•Adjusted EBITDA is expected to be in the range of $156 million to $163 million.
•Basic adjusted earnings per common share are forecasted to be in the $4.41 to $4.65 range, with basic weighted average shares outstanding expected to be approximately 22.0 million at year end.

Full year 2022 guidance measures of adjusted EBITDA and basic adjusted EPS are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measures because MGP is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition related expenses, restructuring and related expenses, and other items not reflective of MGP’s ongoing operations.

Conference Call and Webcast Information
MGP Ingredients will host a conference call for analysts and institutional investors at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: ir.mgpingredients.com on the Events & Presentations page
Conference Call: 844-308-6398 (domestic) or 412-717-9605 (international)

About MGP Ingredients, Inc.
MGP Ingredients, Inc. (Nasdaq: MGPI) is a leading producer of premium distilled spirits, branded spirits, and food ingredient solutions. Since 1941, we have combined our expertise and energy aimed at formulating excellence, and bringing product ideas to life collaboratively with our customers.

As one of the largest distillers in the U.S., MGP’s offerings include bourbon and rye whiskeys, gins, and vodkas, which are created at the intersection of science and imagination, for customers of all sizes, from crafts to multinational brands. With U.S. distilleries in Kentucky, Indiana, Kansas, and Washington D.C., and bottling operations in Missouri, Ohio, and Northern Ireland, MGP has the infrastructure and expertise to create on any scale.

MGP’s branded spirits portfolio covers a wide spectrum of brands in every segment, including iconic brands from Luxco, which was founded in 1958 by the Lux Family. Luxco is a leading producer, supplier, importer and bottler of beverage alcohol products. Our branded spirits mission is to meet the needs and exceed the expectations of consumers, associates and business partners. Luxco’s award-winning spirits portfolio includes well-known brands from five distilleries: Bardstown, Kentucky-based Lux Row Distillers, home of Ezra Brooks, Rebel, Blood Oath, David Nicholson and Daviess County; Lebanon, Kentucky-based Limestone Branch Distillery, maker of Yellowstone Kentucky Straight Bourbon Whiskey, Minor Case Straight Rye Whiskey and Bowling & Burch Gin; Jalisco, Mexico-based Destiladora González Lux, producer of 100% agave tequilas, El Mayor, Exotico and Dos Primos; MGP’s historic distillery in Lawrenceburg, Indiana, where the George Remus Straight Bourbon Whiskey and Rossville Union Straight Rye Whiskey are produced; and the Washington, D.C.-based Green Hat Distillery, producer of the Green Hat family of gins. The innovative and high-quality brand portfolio also includes Everclear Grain Alcohol, Pearl Vodka, Saint Brendan’s Irish Cream, The Quiet Man Irish Whiskey and other well-recognized brands.

In addition, our Ingredient Solutions segment offers specialty proteins and starches that help customers harness the power of plants and provide a host of functional, nutritional and sensory benefits for a wide range of food products.

The transformation of American grain into something more is in the soul of our people, products, and history. We’re devoted to unlocking the creative potential of this extraordinary resource. For more information, visit mgpingredients.com.

Cautionary Note Regarding Forward-Looking Statements
The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on MGP Ingredients, Inc. ("the Company") of continuing consumer trends and our announced expansionary projects. Forward looking statements are usually identified by or are associated with such words as “intend,” “plan,” “believe,” “estimate,” “expect,” “anticipate,” “hopeful,” “should,” “may,” “will,” “could,” “encouraged,” “opportunities,” “potential,” and/or the negatives or variations of these terms or similar terminology.

These forward-looking statements reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance, and Company financial results and financial condition and are not guarantees of future performance. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, (i) disruptions in the operations at any of our facilities, (ii) the availability and cost of grain, flour, and agave, and fluctuations in energy costs, (iii) the effectiveness of our grain purchasing program to mitigate our exposure to commodity price fluctuations, (iv) the effectiveness or execution of our strategic plan, (v) potential adverse effects to operations and our system of internal controls related to the loss of key management personnel, (vi) the competitive environment and related market conditions, (vii) the impact of the COVID-19 pandemic, (viii) the effects of inflation and the ability to effectively pass raw material and other price increases on to customers, (ix) our ability to maintain compliance with all applicable loan agreement covenants, (x) increases in interest rates, (xi) our ability to realize operating efficiencies, (xii) actions of governments, and (xiii) consumer tastes and preferences. For further information on these and other risks and uncertainties that may affect our business, including risks specific to our Distilling Solutions, Branded Spirits and Ingredient Solutions segments, see Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Non-GAAP Financial Measures
In addition to reporting financial information in accordance with U.S. GAAP, the Company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, GAAP. In addition to the comparable GAAP measures, MGP has disclosed adjusted gross profit, adjusted operating income, adjusted income before taxes, adjusted net income, adjusted MGP earnings, adjusted EBITDA and basic and diluted adjusted earnings per common share. The presentation of non-GAAP financial measures should be reviewed in conjunction with gross profit, operating income, income before income taxes, net income, net income used in earnings per common share calculation and basic and diluted EPS computed in accordance with U.S. GAAP and should not be considered a substitute for these GAAP measures. The non-GAAP adjustments referenced in the section entitled "Reconciliation of Selected GAAP Measures to Non-GAAP Measures," take into account the impacts of items that are not necessarily ongoing in nature and/or predictive of the Company's operating trends. We believe that these non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. In addition, management uses these non-GAAP measures in conjunction with GAAP measures when evaluating the Company’s operating results compared to prior periods on a consistent basis, assessing financial trends and for forecasting purposes. Non-GAAP financial measures may not provide information that is directly comparable to other companies, even if similar terms are used to identify such measures. The attached schedules provide a full reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measure.

For More Information
Investors & Analysts:
Mike Houston
646-475-2998 or investor.relations@mgpingredients.com

Media:
Greg Manis
913-360-5440 or greg.manis@mgpingredients.com

MGP INGREDIENTS, INC.
OPERATING INCOME ROLLFORWARD
(Dollars in thousands)

Operating income, quarter versus quarter	Operating Income	Change
Operating income for quarter ended June 30, 2021	$27,663
Increase in gross profit - Branded Spirits segment	2,526	9	pp(a)
Increase in gross profit - Ingredient Solutions segment	2,076	8	pp
Decrease in gross profit - Distilling Solutions segment	(2,205)	(8)	pp
Increase in Advertising and promotion expenses	(2,694)	(10)	pp
Decrease in SG&A expenses	7,934	29	pp
Increase in Other operating income (expense), net	6	—	pp
Operating income for quarter ended June 30, 2022	$35,306	28%

Operating income, year to date versus year to date	Operating Income	Change
Operating income for year to date ended June 30, 2021	$48,163
Increase in gross profit - Branded Spirits segment	27,222	57	pp(a)
Increase in gross profit - Distilling Solutions segment	8,483	17	pp
Increase in gross profit - Ingredient Solutions segment	6,214	13	pp
Increase in Advertising and promotion expenses	(7,345)	(15)	pp
Decrease in SG&A expenses	2,614	5	pp
Increase in Other operating income (expense), net	35	—	pp
Operating income for year to date June 30, 2022	$85,386	77%
(a) Percentage points (“pp”).

MGP INGREDIENTS, INC.
EARNINGS PER COMMON SHARE (“EPS”) ROLLFORWARD

Change in basic and diluted EPS, quarter versus quarter	Basic and Diluted EPS	Change
Basic and diluted EPS for quarter ended June 30, 2021	$0.91
Increase in Operating income (b)	0.26	28	pp(a)
Increase in other income (expense), net(b)	(0.03)	(3)	pp
Tax: Change in effective tax rate	0.04	4	pp
Change in income allocated to participating securities	(0.01)	(1)	pp
Change in interest expense, net (b)	(0.02)	(2)	pp
Basic and diluted EPS for quarter ended June 30, 2022	$1.15	26%

Change in basic and diluted EPS, year to date versus year to date	Basic and Diluted EPS	Change
Basic and diluted EPS for year to date ended June 30, 2021	$1.81
Increase in Operating income(b)	1.60	88	pp(a)
Change in interest expense, net(b)	(0.07)	(4)	pp
Increase in other income (expense), net(b)	(0.03)	(1)	pp
Tax: Change in effective tax rate	0.04	2	pp
Change in weighted average shares outstanding	(0.51)	(28)	pp
Basic and diluted EPS for year to date ended June 30, 2022	$2.84	57%
(a) Percentage points (“pp”).
(b) Items are net of tax based on the effective tax rate for the base year (2021).

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLING SOLUTIONS SALES
	Quarter Ended June 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Brown goods	$56,331	$43,766	$12,565	29%
White goods	17,441	18,205	(764)	(4)
Premium beverage alcohol	73,772	61,971	11,801	19
Industrial alcohol	12,885	14,770	(1,885)	(13)
Food grade alcohol	86,657	76,741	9,916	13
Fuel grade alcohol	3,312	4,753	(1,441)	(30)
Distillers feed and related co-products	11,267	4,672	6,595	141
Warehouse services	5,902	4,182	1,720	41
Total Distilling Solutions	$107,138	$90,348	$16,790	19%

	BRANDED SPIRITS SALES
	Quarter Ended June 30,		Quarter versus Quarter Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Ultra premium	$9,435	$8,002	$1,433	18%
Super premium	3,226	3,184	42	1
Premium	5,775	5,303	472	9
Mid	23,301	25,407	(2,106)	(8)
Value	12,908	13,228	(320)	(2)
Other	3,921	5,302	(1,381)	(26)
Total Branded Spirits	$58,566	$60,426	$(1,860)	(3)%

	INGREDIENT SOLUTIONS SALES
	Quarter Ended June 30,		Quarter versus Quarter Sales Change Increase / (Decrease)
	2022	2021	$ Change	% Change
Specialty wheat starches	$16,001	$12,598	$3,403	27%
Specialty wheat proteins	10,109	8,352	1,757	21
Commodity wheat starches	3,130	2,663	467	18
Commodity wheat proteins	38	552	(514)	(93)
Total Ingredient Solutions	$29,278	$24,165	$5,113	21%

MGP INGREDIENTS, INC.
SALES BY OPERATING SEGMENT
(Dollars in thousands)

	DISTILLERY PRODUCTS SALES
	Year to Date Ended June 30,		Year to Date versus Year to date Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Brown goods	$118,476	$86,807	$31,669	36%
White goods	37,527	34,862	2,665	8
Premium beverage alcohol	156,003	121,669	34,334	28
Industrial alcohol	24,380	32,106	(7,726)	(24)
Food grade alcohol	180,383	153,775	26,608	17
Fuel grade alcohol	6,594	7,270	(676)	(9)
Distillers feed and related co-products	20,184	9,644	10,540	109
Warehouse services	11,486	8,283	3,203	39
Total Distilling Soutions	$218,647	$178,972	$39,675	22%

	BRANDED SPIRITS SALES
	Year to Date Ended June 30,		Year to Date versus Year to date Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Ultra premium	$22,032	$8,128	$13,904	171%
Super premium	6,172	3,595	2,577	72
Premium	11,915	5,329	6,586	124
Mid	42,574	25,407	17,167	68
Value	24,207	13,228	10,979	83
Other	7,417	5,309	2,108	40
Total Branded Spirits	$114,317	$60,996	$53,321	87%

	INGREDIENT SOLUTIONS SALES
	Year to Date Ended June 30,		Year to Date versus Year to date Sales Change Increase/(Decrease)
	2022	2021	$ Change	% Change
Specialty wheat starches	$31,204	$22,820	$8,384	37%
Specialty wheat proteins	19,528	14,398	5,130	36
Commodity wheat starches	6,483	4,946	1,537	31
Commodity wheat proteins	38	1,130	(1,092)	(97)
Total Ingredient Solutions	$57,253	$43,294	$13,959	32%

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2022	2021	2022	2021
Sales	$194,982	$174,939	$390,217	$283,262
Cost of sales	135,758	118,112	259,172	194,136
Gross profit	59,224	56,827	131,045	89,126

Advertising and promotion expenses	6,065	3,371	11,569	4,224
Selling, general and administrative expenses	17,859	25,793	34,125	36,739
Other operating (income) expense, net	(6)	—	(35)	—
Operating income	35,306	27,663	85,386	48,163

Interest expense, net	(1,543)	(1,104)	(3,141)	(1,592)
Other income (expense), net	(1,062)	(88)	(1,008)	(58)
Income before income taxes	32,701	26,471	81,237	46,513

Income tax expense	7,339	6,412	18,504	11,027
Net income	25,362	20,059	62,733	35,486

Net (income) loss attributable to noncontrolling interest	198	76	264	76
Net income attributable to MGP Ingredients, Inc.	25,560	20,135	62,997	35,562

Income attributable to participating securities	(217)	(150)	(535)	(299)
Net income used in earnings per common share calculation	$25,343	$19,985	$62,462	$35,263

Basic and diluted weighted average common shares	22,002,385	21,916,721	21,995,779	19,436,143

Basic and diluted earnings per common share	$1.15	$0.91	$2.84	$1.81

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)

	June 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$37,415	$21,568
Receivables, net	105,393	92,537
Inventory	272,948	245,944
Prepaid expenses	6,768	1,510
Refundable income taxes	—	5,539
Total Current Assets	422,524	367,098

Property, plant, and equipment	418,040	404,149
Less accumulated depreciation and amortization	(206,055)	(196,863)
Property, Plant, and Equipment, net	211,985	207,286
Operating lease right-of-use assets, net	15,559	9,671
Investment in joint ventures	5,792	4,944
Intangible assets, net	217,803	218,838
Goodwill	226,294	226,294
Other assets	6,663	7,336
TOTAL ASSETS	$1,106,620	$1,041,467

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$4,189	$3,227
Accounts payable	60,572	53,712
Federal and state excise taxes payable	7,673	6,992
Income taxes payable	141	—
Accrued expenses and other	20,681	24,869
Total Current Liabilities	93,256	88,800

Long-term debt, less current maturities	32,698	35,266
Convertible senior notes	195,066	194,906
Long-term operating lease liabilities	12,206	6,997
Other noncurrent liabilities	4,095	5,132
Deferred income taxes	66,226	66,101
Total Liabilities	403,547	397,202
Total equity	703,073	644,265
TOTAL LIABILITIES AND TOTAL EQUITY	$1,106,620	$1,041,467

MGP INGREDIENTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Dollars in thousands)

	Year to Date Ended June 30,
	2022	2021
Cash Flows from Operating Activities
Net income	$62,733	$35,486
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,924	8,425
Share-based compensation	2,131	4,767
Deferred income taxes, including change in valuation allowance	125	(1,568)
Other, net	82	(69)
Changes in operating assets and liabilities, net of effects of acquisition:
Receivables, net	(13,142)	7,531
Inventory	(27,508)	(408)
Prepaid expenses	266	(897)
Income taxes payable	141	1,017
Accounts payable	11,438	(12,996)
Accrued expenses and other	(4,791)	7,987
Federal and state liquor excise payable	681	716
Other, net	(61)	(2,537)
Net cash provided by operating activities	43,019	47,454

Cash Flows from Investing Activities
Additions to property, plant, and equipment	(18,087)	(18,336)
Purchase of business, net of cash acquired	—	(149,599)
Contributions to equity method investment	(1,028)	(988)
Other, net	(369)	(1,312)
Net cash used in investing activities	(19,484)	(170,235)

Cash Flows from Financing Activities
Payment of dividends and dividend equivalents	(5,322)	(4,707)
Purchase of treasury stock	(713)	(765)
Loan fees paid related to borrowings	—	(666)
Principal payments on long-term debt	(1,614)	—
Proceeds from credit agreement - revolver	—	242,300
Payments on credit agreement - revolver	—	(10,306)
Payment on assumed debt as part of the Merger	—	(87,497)
Net cash provided by (used in) financing activities	(7,649)	138,359

Effect of exchange rate changes on cash	(39)	3
Increase in cash and cash equivalents	15,847	15,581
Cash and cash equivalents, beginning of period	21,568	21,662
Cash and cash equivalents, end of period	$37,415	$37,243

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES (UNAUDITED)
(in thousands)

	Quarter Ended June 30, 2022
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$59,224	$35,306	$32,701	$25,362	$25,343	$1.15
No adjustments for the period	—	—	—	—	—	—
Adjusted Non-GAAP results	$59,224	$35,306	$32,701	$25,362	$25,343	$1.15

	Quarter Ended June 30, 2021
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$56,827	$27,663	$26,471	$20,059	$19,985	$0.91
Adjusted to remove:
Inventory step-up - Branded Spirits (b)	2,529	2,529	2,529	2,529	2,510	0.11
Business acquisition costs (c)	—	6,738	6,738	5,535	5,473	0.25
Adjusted Non-GAAP results	$59,356	$36,930	$35,738	$28,123	$27,968	$1.27

	Year to Date Ended June 30, 2022
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$131,045	$85,386	$81,237	$62,733	$62,462	$2.84
No adjustments for the period	—	—	—	—	—	—
Adjusted Non-GAAP results	$131,045	$85,386	$81,237	$62,733	$62,462	$2.84

	Year to Date Ended June 30, 2021
	Gross Profit	Operating Income	Income before Income Taxes	Net Income	MGP Earnings(a)	Basic and Diluted EPS
Reported GAAP Results	$89,126	$48,163	$46,513	$35,486	$35,263	$1.81
Adjusted to remove:
Inventory step-up - Branded Spirits (b)	2,529	2,529	2,529	2,529	2,510	0.13
Business acquisition costs(c)	—	8,628	8,628	7,303	7,241	0.37
Adjusted Non-GAAP results	$91,655	$59,320	$57,670	$45,318	$45,014	$2.31

(a)MGP Earnings has been defined as "Net income used in Earnings Per Common Share calculation."

(b)The finished goods Inventory valuation step-up costs are included in the Condensed Consolidated Statement of Income within Cost of goods by the Branded Spirits segment. The adjustment includes the purchase accounting adjustment to value the finished goods inventory acquired in the Luxco acquisition at its estimated fair value.

(c)The Business acquisition costs are included in the Condensed Consolidated Statement of Income within the Selling, general and administrative line item. The adjustment includes transaction and integration costs associated with the merger with Luxco.

MGP INGREDIENTS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO ADJUSTED NON-GAAP MEASURES - BRANDED SPIRITS SEGMENT (UNAUDITED)
(in thousands)

	Quarter Ended June 30, 2022
	Revenue	Gross Profit	Gross Margin
Reported GAAP Results - Branded Spirits segment	$58,566	$20,960	35.8%
No adjustments for the period	—	—	—
Adjusted Non-GAAP results - Branded Spirits segment	$58,566	$20,960	35.8%

	Quarter Ended June 30, 2021
	Revenue	Gross Profit	Gross Margin
Reported GAAP Results - Branded Spirits segment	$60,426	$18,434	30.5%
Inventory step-up (a)	—	2,529	4.2	pp(b)
Adjusted Non-GAAP results - Branded Spirits segment	$60,426	$20,963	34.7%

(a)The finished goods Inventory valuation step-up costs are included in the Condensed Consolidated Statement of Income within Cost of goods by the Branded Spirits segment. The adjustment includes the purchase accounting adjustment to value the finished goods inventory acquired in the Luxco acquisition at its estimated fair value.
(b)Percentage points (“pp”).

MGP INGREDIENTS, INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(UNAUDITED)
(in thousands)

	Quarter Ended June 30,		Year to Date Ended June 30,
	2022	2021	2022	2021
Net Income	$25,362	$20,059	$62,733	$35,486
Interest expense	1,543	1,104	3,141	1,592
Income tax expense	7,339	6,412	18,504	11,027
Depreciation and amortization	5,303	5,115	10,924	8,425
Equity method investment	574	334	180	334
Inventory step-up - Branded Spirits	—	2,529	—	2,529
Business acquisition costs	—	6,738	—	8,628
Adjusted EBITDA	$40,121	$42,291	$95,482	$68,021

The non-GAAP adjusted EBITDA measure is defined as earnings before interest, taxes, depreciation and amortization, equity method investment and business acquisition costs. See section "reconciliation of selected GAAP measure to non-GAAP measures" for further details on each of these non-GAAP Items.